UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018

PACWEST BANCORP

(Exact name of registrant as specified in its charter)

Delaware	001-36408	33-0885320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Boulevard, Suite 700
Beverly Hills, CA 90212

(Address of principal executive offices)

(310) 887-8500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Amended and Restated Bylaws of PacWest Bancorp (the “Company”), dated November 5, 2014, and the Company’s Corporate Governance Guidelines, dated November 8, 2017, any nominee for director who receives a greater number of “against” votes than “for” votes shall promptly tender his or her resignation following certification of the vote, for consideration by the Compensation, Nominating and Governance Committee (the “Committee”) of the Company’s board of directors (the “Board”).  In connection with the Company’s 2018 Annual Meeting of Stockholders (“Annual Meeting”), which was held on May 14, 2018, Ms. Tanya M. Acker received a greater number of “against” votes than “for” votes and, accordingly, tendered her resignation to the Board on May 15, 2018, following certification of the vote in connection with the Annual Meeting.

The Committee promptly considered Ms. Acker’s tendered resignation and recommended to the Board to reject the resignation.  In considering whether to recommend that the Board reject Ms. Acker’s tendered resignation, the Committee evaluated the best interests of stockholders and the Company and considered all factors it believed relevant, including, without limitation: (a) the reasons Ms. Acker did not receive the required vote and whether the underlying cause or causes were curable; (b) the expertise Ms. Acker brings to the Board through her experience as an attorney and arbitrator and as a director of several nonprofit organizations and particularly in the areas of legal and regulatory matters, risk management and strategic planning; and (c) feedback the Company received from a number of its stockholders as a result of the Company’s outreach to stockholders in respect of this matter.  In addition, the Board considered that over 48% of the votes cast by our stockholders were for Ms. Acker to remain on the Board.

The Committee determined that the primary factor that led to the negative vote for Ms. Acker was the negative recommendation by Institutional Shareholder Services based upon Ms. Acker’s failure to attend at least 75% of the Board and relevant committee meetings that were scheduled during the past year.  The Committee believes that Ms. Acker’s failure to meet the 75% standard was excused due to her inability to attend some of the meetings due to prior commitments that could not be rescheduled.  Moreover, the Committee took note of the fact that Ms. Acker missed the 75% standard by only 2 percentage points (having attended 73% of the Board and relevant committee meetings).  Since the beginning of the current year, Ms. Acker has attended 100% of the meetings of the Board and relevant committees, and the Committee anticipates that she will be able to continue to do so going forward.

The Board then acted on the recommendation of the Committee and determined to reject Ms. Acker’s resignation and reaffirm her appointment as a director.  As a result, Ms. Acker will continue to serve as a director on the Board.

Ms. Acker did not participate in the deliberations by the Committee or the Board with regard to her tendered resignation.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On May 14, 2018, the Company held its Annual Meeting.  There were 125,153,957 shares of Company common stock  issued and outstanding on the record date and entitled to vote at the Annual Meeting and 115,209,883 shares were represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the Annual Meeting.

At the Annual Meeting, eleven of the twelve nominees for director were elected to the Company’s Board and the Company’s stockholders approved proposals 2 (Advisory (non-binding) vote on executive compensation) and 3 (Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2018).

As described in Item 5.02 above, Ms. Acker will continue to serve on the Company’s Board for a one-year term or until her successor shall be elected and qualified or until her earlier resignation or removal.

The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter are set out below.

Proposal 1

The election of the Company’s directors who shall hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified were as follows:

			Broker
	For	Withhold	Non-Vote
Tanya M. Acker	49,678,785	53,399,762	12,131,336
Paul R. Burke	102,332,899	745,648	12,131,336
Craig A. Carlson	102,523,936	554,611	12,131,336
John M. Eggemeyer III	101,556,914	1,521,633	12,131,336
C. William Hosler	102,334,214	744,333	12,131,336
Susan E. Lester	101,619,233	1,459,314	12,131,336
Roger H. Molvar	102,343,978	734,569	12,131,336
James J. Pieczynski	99,992,027	3,086,520	12,131,336
Daniel B. Platt	101,849,874	1,228,673	12,131,336
Robert A. Stine	101,408,781	1,669,766	12,131,336
Matthew P. Wagner	102,012,104	1,066,443	12,131,336
Mark T. Yung	100,135,988	2,942,559	12,131,336

Proposal 2

Advisory (non-binding) vote on executive compensation.  This proposal was approved with the following vote:

			Broker
For	Against	Abstain	Non-Vote

98,861,431	3,808,334	408,782	12,131,336

Proposal 3

Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2018.  This proposal was approved with the following vote:

For	Against	Abstain

112,386,773	2,358,625	464,485

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: May 16, 2018	By:	/s/ Kori L. Ogrosky
	Name:	Kori L. Ogrosky
	Title:	EVP, General Counsel and Corporate Secretary